                                                                   EXHIBIT 10.16

                                                                  EXECUTION COPY

                  RESTRICTED STOCK AGREEMENT (this "Agreement") made as of this 22nd day of November, 2002 (the "Effective Date"), National Waterworks Holdings, a Delaware corporation (the "Company"), and Ron Hood (the "Executive"). Certain capitalized terms used herein are defined in Section 6 hereof and capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Executive Restricted Stock Agreement (as defined below).

                  In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       PURCHASE AND SALE OF EXECUTIVE STOCK.

                  (a) Upon execution of this Agreement and in connection with the Closing, the Executive Subscription Agreement and payment of the Original Purchase Price (as hereinafter defined), the Company will issue to the Executive 23,794.90 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Class A Common Stock"), for a purchase price of $0.0179 per share (the "Original Purchase Price"). All of such shares of Common Stock purchased by the Executive hereby are referred to herein as "Executive Stock." To secure the Company's rights under the Repurchase Option in Section 3, the Company will retain possession of the certificates representing the Executive Stock.

                  (b) The parties agree that the Fair Market Value of each share of Executive Stock as of the date hereof is $0.0179. The Executive, in his sole discretion, may make an effective election with the Internal Revenue Service (the "IRS") under Section 83(b) of the Code and the regulations promulgated thereunder in the form of EXHIBIT A attached hereto. The Executive understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after any acquisition of the Executive Stock to be effective. If the Executive files an effective election, the excess of the Fair Market Value of the Executive Stock (which the IRS may assert is different from the Fair Market Value determined by the parties) covered by such election over the amount paid by the Executive for the stock shall be treated as ordinary income received by the Executive, and the Company or its subsidiary, National Waterworks, Inc. shall withhold from Executive's compensation all amounts required under applicable law. If the Executive does not file an effective election, future appreciation on the Executive Stock will generally be taxable as ordinary income when such stock vests pursuant to this Agreement. The foregoing is merely a brief summary of complex tax laws and regulations, and therefore, the Executive is strongly advised to consult with his own tax advisors.

                  (c) In connection with the acquisition of the Executive Stock hereunder, the Executive represents and warrants to the Company that:

                           (i) the Executive Stock to be acquired by the Executive pursuant to this Agreement will be acquired for the Executive's own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Executive Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws or this Agreement or the Stockholders' Agreement;

                           (ii) the Executive is a manager of the Company's subsidiary, National Waterworks, Inc., and has generally such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable him to understand and evaluate the risks and benefits of his investment in the Executive Stock;

                           (iii) the Executive has no need for liquidity in his investment in the Executive Stock and is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time and understands that the Executive Stock has not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Executive Stock in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

                           (iv) the Executive understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Executive) promulgated under the Securities Act, depends on satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts; and

                           (v) the Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Stock and has had full access to or been provided with such other information concerning the Company as he has requested.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject. Upon your execution of this Agreement, (i) the Executive represents that the Executive is not bound by any employment contract, restrictive covenant or other restriction preventing the Executive from entering into employment with or carrying out your responsibilities for National Waterworks, Inc., or which is in any way inconsistent with the terms of this Agreement; and (ii) the Executive and the Company agree to terminate that certain Employment Security Agreement dated on or about April 18, 2002 by and between the Executive and U.S. Filter Distribution, Inc. ("Distribution") which has been assigned to the Company's subsidiary, National Waterworks, Inc. The Company's issuance of the

Executive Stock is contingent upon the execution of this Agreement and the Company's standard Employee Noncompeition, NonDisclosure, and Developments Agreement attached hereto as Exhibit B.

                  (e) As an inducement to the Company to issue the Executive Stock to the Executive and as a condition thereto, the Executive acknowledges and agrees that:

                           (i) neither the issuance of the Executive Stock to the Executive nor any provision contained herein shall entitle the Executive to remain in the employment of the Company and its Subsidiaries, if any, or affect the right of the Company to terminate the Executive's employment at any time for any reason; and

                           (ii) except as provided in any other agreement between the Company and/or National Waterworks, Inc. and the Executive, the Company shall have no duty or obligation to disclose to the Executive, and the Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries, if any, at any time prior to, upon or in connection with the forfeiture of the Executive Stock upon the termination of the Executive's employment with National Waterworks, Inc.

                  (f) In connection with the issuance and sale by the Company to the Executive of the Executive Stock, the Company represents and warrants that:

                           (i)     the Company is a corporation duly organized,
validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

                           (ii)    the Company has taken all corporate action
necessary to authorize its execution and delivery of this Agreement, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby;

                           (iii)   this Agreement constitutes a valid and
binding obligation of the Company, enforceable in accordance with its terms; and

                           (iv)    the Executive Stock, when issued in
accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable and will be free of all Encumbrances created by or through the Company. For purposes of this clause, "Encumbrance" means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party.

                  2.       VESTING OF EXECUTIVE STOCK.

         (a)      General.

                  (i) Time-Based Vesting. Fifty Percent (50%) of the Executive Stock shall vest on each date set forth below (each, a "Vesting Date") as to that number of shares of the Executive Stock set forth opposite such Vesting Date:

           Vesting Date                                     No. of shares of Executive Stock
           ------------                                     --------------------------------
On the first anniversary of the Effective                     12.5% of the Executive Stock
               Date

After the first anniversary of the Effective             An additional 1.0417% of the Executive Stock
 Date through the fourth anniversary of the           on the first day of each calendar month after the
            Effective Date                            first anniversary of the Effective Date until 50%
                                                              of the Executive Stock is vested

                  (ii) Performance-Based Vesting - EBITDA. Six and one-quarter percent (6.25%) of the Executive Stock shall vest on each December 31st, commencing on December 31, 2003 and ending on December 31, 2006 (each, a "Performance Vesting Date") provided that the Company generates EBITDA for such calendar year in an amount equal to the Minimum EBITDA set forth below. Notwithstanding the foregoing, in the event that the Company exceeds the Minimum EBITDA in any successor calendar year ending on or prior to December 31, 2006, the amount of such excess may be applied to any prior year in which the Company's EBITDA was less than the Minimum EBITDA for such year and, to the extent that adding such excess results in the Company's EBITDA for such period to exceed the Minimum EBITDA for such year, the Executive Stock subject to vesting on the last date of such year shall be deemed vested. Notwithstanding the foregoing, in the event that the Company exceeds the Minimum EBITDA in any calendar year ending on or prior to December 31, 2005, up to $5,000,000 of such excess may be applied to the Company's EBITDA for the calendar year immediately following such year only if the Company's EBITDA for such immediately following year is less than the Minimum EBITDA for such year and, to the extent that adding up to $5,000,000 of such excess results in the Company's EBITDA for such immediately following year to exceed the Minimum EBITDA for such year, the Executive Stock subject to vesting on the last date of such year shall be deemed vested.

Calendar Year                         Minimum EBITDA
-------------                         --------------
    2003                               $ 98,800,000

    2004                               $105,100,000

    2005                               $112,000,000

    2006                               $115,400,000

The Minimum EBITDA targets set forth above shall be appropriately adjusted by the Company's Board of Directors for acquisitions made by the Company (whether by purchase of assets, merger or otherwise) and such adjustments shall take into account the pro forma annual EBITDA of any acquired business. For purposes of clarity, EBITDA calculations shall not be reduced by the amounts paid by the Company under that certain Management Agreement by and among the Company, J.P. Morgan Partners, LLC and THL Managers V, LLC dated November 22, 2002.

                  (iii) Performance-Based Vesting - Net Working Capital Percentage. Six and one-quarter percent (6.25%) of the Executive Stock shall vest on each December 31st, commencing on December 31, 2003 and ending on December 31, 2006 (each, a "Performance Vesting Date") provided that the Company achieves a Net Working Capital Ratio (as defined below) for such calendar year not to exceed the Maximum Net Working Capital Ratio set forth below.

Calendar Year                 Maximum Net Working Capital Percentage
-------------                 --------------------------------------
    2003                      13.5%

    2004                      13.4%

    2005                      13.3%

    2006                      13.2%

The Maximum Net Working Capital Ratio shall be subject to appropriate adjustment by the Company's Board of Directors in the event that the Company acquires any business(es) with an aggregate purchase price in excess of $10,000,000 (including any earnout components, etc.).

         "Net Working Capital Ratio" shall equal the simple average of the Monthly Net Working Capital Ratios (as defined below) during such calendar year. The "Monthly Net Working Capital Ratios" shall equal a fraction, the numerator of which is the Net Working Capital (as defined below) calculated on the last day of such calendar month, and the denominator of which is the product of twelve (12) and the Net Sales (calculated in accordance with past practice) generated by the Company during such calendar month. "Net Working Capital" shall mean the excess of (i) the sum of the Company's accounts receivables and inventory over (ii) the Company's accounts payable, each as calculated in accordance with past practice.

                  (b) In the event the Executive ceases to be employed by the Company or any of its Subsidiaries for any reason, then (i) all shares of Executive Stock subject to clause (a)(i) above shall cease vesting effective as of the Termination Date and, (ii) in the event that the Company achieves Minimum EBITDA and/or achieves a Net Working Capital Ratio not to exceed the Maximum Net Working Capital Ratio, as the case may be, with respect to the year in which such termination occurs, the shares of Executive Stock subject to vesting with respect to such year under clauses (a)(ii) or (a)(iii) multiplied by a fraction, the numerator of which shall equal the number of whole months during such year that the Executive remained employed with the Company and the denominator of which is 12, shall be deemed vested as of the end of such year.

                  (c) Notwithstanding the vesting terms set forth in clause (a) above, upon a Termination Without Cause within twelve (12) months after the consummation of a Sale, all Executive Stock subject to vesting pursuant to clause (a)(i) above shall automatically and immediately vest.

                  (d) Notwithstanding the vesting terms set forth in clause (a) above, upon a Sale or Public Sale in which each of J.P Morgan Partners, LLC and Thomas H. Lee Partners, L.P. and their affiliates receive aggregate consideration or proceeds representing an amount which equals or exceeds the sum of the amounts originally paid by J.P. Morgan Partners, LLC and Thomas H. Lee Partners, L.P. and/or their affiliates with respect to the purchase of the Company's equity securities on or about the Closing plus a rate of return on such amounts equal to at least 25%, compounded annually, all Executive Stock subject to vesting pursuant to clauses (a)(ii) and (a)(iii) shall automatically and immediately vest.

                  (e) Notwithstanding the vesting terms set forth in clause (a) above, upon a Termination Without Cause within the first twelve (12) months after the date hereof, 1.0417% of the Executive Stock for each whole month that the Executive remained employed with the Company or its Subsidiary shall automatically and immediately vest.

                  (f) Notwithstanding the vesting terms set forth in clause (a) above, if the Executive remains employed with the Company or any of its Subsidiaries from the Effective Date through the eighth anniversary of the Effective Date, all Executive Stock subject to vesting pursuant to clauses
(a)(ii) and (a)(iii) shall automatically and immediately vest on the eighth anniversary of the Effective Date.

                  3.       REPURCHASE OF SHARES.

                  (a) In the event that the Executive ceases to be employed by the Company or any of its Subsidiaries for any reason, then all shares of Executive Stock (whether held by the Executive or by one or more of the Executive's transferees) which as of the date of termination:

                           (i) have not vested pursuant to Section 2 hereof, will be subject to repurchase by the Company, at its option (the "Non-Vested Repurchase

         Option"), for the lower of the Original Purchase Price of the Executive Stock and Fair Market Value

                           (ii) have vested pursuant to Section 2 hereof, will be subject to repurchase, solely in the event that the Executive ceases to be employed by the Company or any of its Subsidiaries as a result of a Termination for Cause, by the Company, at its option (the "Vested Repurchase Option"), for the lower of Original Purchase Price of the Executive Stock and Fair Market Value.

                  (b) In the event of Sale, then all shares of Executive Stock (whether held by the Executive or by one or more of the Executive's transferees) which, as of the date of such Sale, have not vested pursuant to Sections 2(a)(ii) and (a)(iii) hereof, will be subject to repurchase by the Company, at its option (the "Non-Vested Sale Repurchase Option"; and together with the Non-Vested Repurchase Option and the Vested Repurchase Option, the "Repurchase Option"), for the lower of the Original Purchase Price of the Executive Stock and Fair Market Value.

                  (c) The Repurchase Option shall be exercised by the Company, or its designee, by delivering to the Executive a written notice of exercise and a check in the amount of the Original Purchase Price or Fair Market Value, as determined in accordance with Sections 3(a) and (b) above. Upon delivery of such notice and payment of the purchase price as described above, the Company, or its designee, shall become the legal and beneficial owner of the shares of Executive Stock being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of shares of Executive Stock being repurchased without further action by the Executive or any of his transferees. If the Company or its designee elect to exercise the repurchase rights pursuant to this Section 3 and the Executive or his transferee fails to deliver the shares of Executive Stock in accordance with the terms hereof, the Company, or its designee, may, at its option, in addition to all other remedies it may have, deposit the purchase price in an escrow account administered by an independent third party (to be held for the benefit of and payment over to the Executive or his transferee in accordance herewith), whereupon the Company shall by written notice to the Executive cancel on its books the certificates(s) representing such shares of Executive Stock registered in the name of the Executive and all of the Executive's or his transferee's right, title, and interest in and to such shares of Executive Stock shall terminate in all respects.

                  (d) Each holder of the Executive Stock shall promptly return to the Company share certificates representing shares of the Executive Stock repurchased pursuant to Sections 3(a) and (b) hereof. In the event such certificates represent more shares of the Executive Stock than are required to be forfeited, the Company shall, without charge, deliver to such holder of the Executive Stock a new certificate representing such excess.

                  (e) In the event that Executive Stock is repurchased pursuant to this Section 3, the Executive and his successors, assigns or Representatives shall take (at the Company's expense) all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

                  4.       LEGEND.

                  The certificates representing the Executive Stock will bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE AND CERTAIN OTHER AGREEMENTS SET FORTH IN A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER , 2002, BETWEEN THE COMPANY AND THE OTHER SIGNATORY THERETO. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

                  THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT DATED NOVEMBER 22, 2002 AMONG NATIONAL WATERWORKS HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF NATIONAL WATERWORKS HOLDINGS, INC.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

                  5.       RESTRICTIONS ON TRANSFER, CONVERSION AND VOTING.

                  (a) The Company and the Executive acknowledge and agree that the shares of Executive Stock are subject to and restricted by the Stockholders' Agreement and with respect to such shares of Executive Stock, the Executive shall be an "Other Stockholder" as such term is used in the Stockholders' Agreement. Notwithstanding anything to the contrary contained in the Stockholders' Agreement, no shares of Executive Stock that have not vested pursuant to Section 2 hereof may be transferred to any Person and no shares of vested Executive Stock may be transferred to any Person who is not an Affiliate of the Executive. The shares of vested Executive Stock may be transferred by will or the laws of descent and distribution.

                  (b) Prior to any Transfer, the transferee shall agree, by execution of a Joinder Agreement, to be bound by this Agreement as holder of Executive Stock and by the Stockholders' Agreement as an Other Stockholder. Any Transfer or attempted Transfer of any Executive Stock in violation of the preceding sentence shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Executive Stock as the owner of such stock for any purpose.

                  (c) The Executive agrees that so long as the Executive owns shares of Executive Stock which have not vested pursuant to Section 2 hereof, the Executive shall be obligated to vote all of his, her or its shares of Executive Stock which have not vested pursuant to Section 2 hereof in the same manner and proportions as the votes cast by the holders of the Company's voting capital stock not subject to such repurchase rights. If the Executive fails or refuses to vote his, her or its shares of Executive Stock which have not vested pursuant to Section 2 hereof as required by, or votes his, her or its shares of Executive Stock which have not vested pursuant to Section 2 hereof in contravention of this Section 5(c), then the Executive hereby grants to each of the President and Treasurer of the Company, acting solely in his or her capacity as such, an irrevocable proxy, coupled with an interest, to vote such shares in accordance with Section 5(c).

                  6.       DEFINITIONS.

                  The following terms shall have the meanings ascribed below:

                  "Class A Common Stock" has the meaning set forth in Section 1(a) hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Executive Restricted Stock Agreements" shall mean the restricted stock agreements between the Company and each of Harry K. Hornish, Jr., Mechelle Slaughter and Terry Howell, each dated as of November 22, 2002.

                  "Executive Stock" has the meaning set forth in Section 1(a) hereof. The Executive Stock will continue to be Executive Stock in the hands of any holder other than the Executive (except for the Company and except for transferees in a Public Sale) and, except as otherwise provided herein, each such other holder of the Executive Stock will succeed to all rights and obligations attributable to the Executive as a holder of the Executive Stock hereunder. The Executive Stock will also include shares of the Company's capital stock issued with respect to the Executive Stock by way of a stock split, stock dividend or other recapitalization.

                  "Fair Market Value" means the fair market value of a share of Common Stock as the same is determined in good faith by the Board of Directors of the Company.

                  "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Public Sale" means any sale of Class A Common Stock to the public pursuant to an offering registered under the Securities Act or subsequent to the Company registering any stock under the Securities Act to the public through a broker, dealer or market maker (pursuant to the provisions of Rule 144 adopted under the Securities Act or otherwise).

                  "Representative" means, with respect to the deceased Executive, the duly appointed, qualified and acting personal representative (or personal representatives collectively) of the estate of the deceased Executive (or portion of such estate that includes Executive Stock), whether such personal representative holds the position of executor, administrator or other similar position qualified to act on behalf of such estate.

                  "Sale" shall mean the sale of the Company or National Waterworks, Inc. to one or more independent third parties, pursuant to which such party or parties acquire (A) capital stock of the Company possessing the voting power to elect a majority in voting power of the Board of Directors of the Company or National Waterworks, Inc. (whether by merger, consolidation or issuance, sale, or transfer of the Company's capital stock) or (B) all or substantially all of the Company's assets determined on a consolidated basis.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force.

                  "Stockholders' Agreement" means the Stockholders' Agreement dated on or around the date of the Closing between the Company and certain stockholders of the Company, as amended, modified or supplemented from time to time.

                  "Transfer" means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Executive Stock.

                  7.       GENERAL PROVISIONS.

                  (a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this

Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (b) Entire Agreement. This Agreement, the Executive Subscription Agreement and the Stockholders' Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive, the Company, and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Executive Stock); provided that the rights and obligations of the Executive under this Agreement shall not be assignable except in connection with a permitted transfer of Executive Stock hereunder.

                  (e) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTS PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE, OR ANY OTHER JURISDICTION), THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  (f) Jurisdiction and Venue. SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION. EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM,

WITHOUT THE NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

                  (g) Remedies. Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney's fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

                  (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

                  (i) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

                         If to the Company, to:

                         National Waterworks, Inc.
                         American Plaza
                         200 West Highway 6
                         Suite 620
                         Waco, Texas 76712
                         Attention: President
                         Telephone: (254) 772-5355
                         Facsimile: (254) 772-5716

                           If to the Executive, to:

                           Ron Hood

                           _________________________

                           _________________________

                           _________________________

                  (j) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

                  (k) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

                  (l) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  (m) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  (n) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (o) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the date first written above.

                            NATIONAL WATERWORKS
                            HOLDINGS, INC.

                            By: /s/ Harry K. Hornish
                                --------------------
                                Name:  Harry K. Hornish
                                Title  President and C.E.O.

                            /s/ Ron Hood
                            ------------
                            Ron Hood